Exhibit 10.1

COMPANY SHAREHOLDER VOTING AND SUPPORT AGREEMENT

This COMPANY SHAREHOLDER VOTING AND SUPPORT AGREEMENT, dated as of July 12, 2024 (this “Support Agreement”), is entered into by and among HUTURE Ltd., an exempted company incorporated in Cayman Islands (the “Holdco”), Aquaron Acquisition Corp., a Delaware corporation (the “SPAC”), HUTURE Group Limited, a Cayman Islands exempted company (the “PubCo”), Bestpath Merger Sub I Limited, a Cayman Islands exempted company (the “Merger Sub I”), and Bestpath Merger Sub II Inc., a Delaware Corporation (the “Merger Sub II”, together with the Holdco, the PubCo and Merger Sub I, collectively the “Company Parties”) and certain shareholders of the Holdco listed on Exhibit A hereto (each, a “Shareholder”). Capitalized terms used but not defined in this Support Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, the SPAC and the Company Parties are parties to that certain Agreement and Plan of Merger, dated on or around the date hereof, as amended, modified or supplemented from time to time (the “Merger Agreement”) which provides, among other things, that, upon the terms and subject to the conditions thereof, (i) Merger Sub I will be merged with and into the Holdco (the “Initial Merger”), with the Holdco surviving the Initial Merger as a direct wholly-owned subsidiary of the PubCo, and then (ii) Merger Sub II will be merged with and into the SPAC (the “SPAC Merger”), with the SPAC surviving the SPAC Merger as a direct wholly-owned subsidiary of the PubCo;

WHEREAS, as of the date hereof, each Shareholder owns such portion of the equity interest in the Holdco (together with any additional Holdco Shares of which ownership of record or the power to vote is hereafter acquired by the Shareholder prior to the Expiration Time (as defined below) being referred to herein as the “Shareholder Shares”); and

WHEREAS, in order to induce the SPAC to enter into the Merger Agreement, each Shareholder is executing and delivering this Support Agreement to the SPAC.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Voting Agreements. During the period commencing on the date hereof and ending on the earlier to occur of (i) the Effective Time, and (ii) such date and time as the Merger Agreement shall be terminated in accordance with Articles XI of the Merger Agreement (whichever earlier, the “Expiration Time”), each Shareholder agrees that, at any meeting of the shareholders of the Holdco related to the transactions contemplated by the Merger Agreement (collectively, the “Transactions”) (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and/or in connection with any written consent of the Holdco’s shareholders related to the Transactions (all such meetings or consents related to the Transactions, collectively referred to herein as the “Meetings” and each a “Meeting”), such Shareholder shall:

a. when a Meeting is held, appear at such Meeting or otherwise cause the Shareholder Shares to be counted as present thereat for the purpose of establishing a quorum;

b. vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Shareholder Shares in favor of the Merger Agreement and the transactions contemplated thereby;

c. authorize and approve any amendment to the Organizational Documents of the Holdco that is deemed necessary or advisable by the Holdco for purposes of effecting the Transactions; and

d. vote (or execute and return an action by written consent), or cause to be voted at the Meeting (or validly execute and return and cause such consent to be granted with respect to), all of the Shareholder Shares against any other action that would reasonably be expected to (x) impede, interfere with, delay, postpone or adversely affect the Initial Merger, the SPAC Merger or any other Transactions, (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Holdco under the Merger Agreement or (z) result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Support Agreement.

2. Restrictions on Transfer. Until the Expiration Time, each Shareholder agrees that, except for any action necessary to consummate the Initial Merger, the SPAC Merger and other Transactions, it shall not directly or indirectly, sell, assign or otherwise transfer any of the Shareholder Shares unless the buyer, assignee or transferee thereof executes a joinder agreement to this Support Agreement in a form reasonably acceptable to the SPAC. The Holdco shall not register any sale, assignment or transfer of the Shareholder Shares on its respective stock ledger or register of shareholders (book entry or otherwise) that is not in compliance with this Section 2.

3. New Securities. During the period commencing on the date hereof and ending on the Expiration Time, in the event that, (a) any Holdco Shares or other equity securities of the Holdco (collectively the “Company Shares”) are issued to any Shareholder after the date of this Support Agreement pursuant to any stock dividend, stock split, recapitalization, reclassification or combination other than any securities of any other entity are issued in exchange for Holdco Shares owned by such Shareholder (such securities of the other entity, collectively the “Substitution Shares”), (b) any Shareholder purchases or otherwise acquires beneficial ownership of any Company Shares or Substitution Shares after the date of this Support Agreement, or (c) any Shareholder acquires the right to vote or share in the voting of any Company Shares or Substitution Shares after the date of this Support Agreement (in each (a) through (c), such Company Shares or Substitution Shares, collectively the “New Securities”), then such New Securities acquired or purchased by the Shareholder shall be subject to the terms of this Support Agreement to the same extent as if they constituted the Shareholder Shares as of the date hereof.

4. No Challenge. Each Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against the SPAC, the Company Parties or any of their respective successors, directors or officers (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Support Agreement or the Merger Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Merger Agreement.

5. Waiver. Each Shareholder hereby irrevocably and unconditionally waives any rights of appraisal, dissenter’s rights and any similar rights relating to the Merger Agreement and the consummation by the parties of the transactions contemplated thereby, including the Initial Merger, that such Shareholder may have under applicable law.

6. Consent to Disclosure. Each Shareholder hereby consents to the publication and disclosure in the Form F-4 (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities regulatory authorities, any other documents or communications provided by the SPAC, the PubCo, the Holdco to any governmental Authority or to securityholders of the SPAC or the Holdco) of such Shareholder’s identity and beneficial ownership of Shareholder Shares and the nature of such Shareholder’s commitments, arrangements and understandings under and relating to this Support Agreement and, if deemed appropriate by the SPAC, the PubCo, or the Holdco, a copy of this Support Agreement. Each Shareholder will promptly provide any information reasonably requested by the SPAC, the PubCo, or the Holdco for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

2

7. Shareholder Representations: Each Shareholder represents and warrants to the SPAC and the Company Parties, as of the date hereof, that:

a. such Shareholder has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Support Agreement;

b. (i) if such Shareholder is not an individual, such Shareholder is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Support Agreement and the consummation of the transactions contemplated hereby are within the such Shareholder’s organizational powers and have been duly authorized by all necessary organizational actions on the part of the Shareholder and (ii) if such Shareholder is an individual, the signature on this Support Agreement is genuine, and such Shareholder has legal competence and capacity to execute the same;

c. this Support Agreement has been duly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by the other parties to this Support Agreement, this Support Agreement constitutes a legally valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies);

d. the execution and delivery of this Support Agreement by such Shareholder does not, and the performance by such Shareholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Shareholder, if such Shareholder is not an individual or (ii) require any consent or approval from any third party that has not been given or other action that has not been taken by any third party, in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Shareholder of its obligations under this Support Agreement;

e. there are no Actions pending against such Shareholder or, to the knowledge of such Shareholder, threatened against such Shareholder, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Shareholder of such Shareholder’s obligations under this Support Agreement;

f. no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with this Support Agreement or any of the respective transactions contemplated hereby, based upon arrangements made by the Shareholder or, to the knowledge of such Shareholder, by the Holdco;

g. such Shareholder has had the opportunity to read the Merger Agreement and this Support Agreement and has had the opportunity to consult with such Shareholder’s tax and legal advisors;

3

h. such Shareholder has not entered into, and shall not enter into, any agreement that would prevent such Shareholder from performing any of such Shareholder’s obligations hereunder;

i. such Shareholder has good title to the Holdco Shares set forth opposite such Shareholder’s name on Exhibit A, free and clear of any Liens other than Permitted Liens, and such Shareholder has the sole power to vote or cause to be voted such Holdco Shares; and

j. the Holdco Shares set forth opposite such Shareholder’s name on Exhibit A are the only equity interests of the Holdco owned of record or beneficially owned by the Shareholder as of the date hereof, and none of such Holdco Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Holdco Shares that is inconsistent with such Shareholder’s obligations pursuant to this Support Agreement.

8. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms of this Agreement, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the obligations under Section 1), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

9. Entire Agreement; Amendment. This Support Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

10. Assignment. No party hereto may, except as set forth herein, assign either this Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Support Agreement shall be binding on the Shareholder, the SPAC, the Company Parties and each of their respective successors, heirs, personal representatives and assigns and permitted transferees.

11. Counterparts. This Support Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

12. Severability. This Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

4

13. Governing Law; Dispute Resolution. Article X and Section 12.7 of the Merger Agreement is incorporated by reference herein to apply with full force to any disputes arising under this Support Agreement.

14. Notice. Any notice, consent or request to be given in connection with any of the terms or provisions of this Support Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 12.1 of the Merger Agreement to the applicable party, with respect to the Company Parties and the SPAC, at the address set forth in Section 12.1 of the Merger Agreement, and, with respect to the Shareholders, at the address set forth on Exhibit A.

15. Termination. This Support Agreement shall terminate on the earlier of the Closing or the termination of the Merger Agreement. No such termination shall relieve any Shareholder, the SPAC or any Company Parties from any liability resulting from a breach of this Support Agreement occurring prior to such termination.

16. Adjustment for Stock Split. If, and as often as, there are any changes in the Shareholder Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Support Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to each Shareholder, the SPAC, the Company Parties and the Shareholder Shares as so changed.

17. Further Actions. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

HUTURE LTD.

By:	/s/ Weishan Chen
Name:	Weishan Chen
Title:	Director

HUTURE GROUP LIMITED

By:	/s/ Li Zhang
Name:	Li Zhang
Title:	Director

BESTPATH MERGER SUB I LIMITED

By:	/s/ Li zhang
Name:	Li Zhang
Title:	Director

BESTPATH MERGER SUB II INC.

By:	/s/ Li Zhang
Name:	Li Zhang
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

AQUARON ACQUISITION CORP.

By:	/s/ Yi Zhou
Name:	Yi Zhou
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

Green Hydrogen (BVI) Ltd.

By:	/s/ Weishan Chen
Name:	Weishan Chen
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

Gringotts (private) Investment Co. LTD

By:	/s/ Kecheng Liu
Name:	Kecheng Liu
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

KF (private) Co. LTD

By:	/s/ Kefei Liu
Name:	Kefei Liu
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

UJDJ Joint Ventute Capital LTD

By:	/s/ Chen Yang
Name:	Chen Yang
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

SY Industrial Development Co., Ltd.

By:	/s/ Xingchi Liu
Name:	Xingchi Liu
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

Duomio (BVI) Company Limited

By:	/s/ Zhenming Dong
Name:	Zhenming Dong
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

HY Dragon Investment Management Limited

By:	Huai Shao
Name:	Huai Shao
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

Stonecapital CY Investment Limited

By:	/s/ Liqun Wang
Name:	Liqun Wang
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

Let Easy Investment Management Limited

By:	/s/ Zhibing Zhao
Name:	Zhibing Zhao
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

Zpower Technology Co., Ltd.

By:	/s/ Ling Zhou
Name:	Ling Zhi
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

V-Hydrogen International Investment Limited

By:	/s/ Wenqing Li
Name:	Wenqing Li
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

Hainan VRVI Capital Co., Limited

By:	/s/ Wenqing Li
Name:	Wenqing Li
Title:	Director

IN WITNESS WHEREOF, the parties have executed this Support Agreement as of the date first written above.

Blue Sky Hydrogen (BVI) Ltd.

By:	/s/ Yunshi Wang
Name:	Yunshi Wang
Title:	Director

EXHIBIT A

LIST OF SHAREHOLDERS

Shareholder	Number of Shares	Address for Notices
Green Hydrogen (BVI) Ltd.	91,101 Class A Ordinary Shares	上海市长宁区中山西路620号
169,190 Class B Ordinary Shares
Gringotts (private) Investment Co. LTD	143,725 Class A Ordinary Shares	上海市浦东新区花园石桥路28弄3号2701室
KF (private) Co. LTD	46,629 Class A Ordinary Shares	上海市闵行区益文路101弄3号2205室
UJDJ Joint Ventute Capital LTD	36,008 Class A Ordinary Shares	上海市浦东新区惠南镇四墩村华治731号
SY Industrial Development Co., Ltd.	32,408 Class A Ordinary Shares	成都市成华区双成二路39号4栋1单元16楼1605号
Duomio (BVI) Company Limited	18,004 Class A Ordinary Shares	北京市西城区地安门外大街77号
HY Dragon Investment Management Limited	129,630 Class A Ordinary Shares	深圳市南山区粤海街道海珠社区文心二路85号万商大厦6A-9
Stonecapital CY Investment Limited	18,004 Class A Ordinary Shares	上海市黄浦区北京东路666号H区（东座）6楼H666室
Let Easy Investment Management Limited	189,468 Class A Ordinary Shares	浙江省宁波市北仑区大榭街道海光楼J座402-1室（住所申报承诺试点区）
Zpower Technology Co., Ltd.	39,531 Class A Ordinary Shares	北京市怀柔区雁栖经济开发区兴科东大街11号院2号楼3层307室
V-Hydrogen International Investment Limited	31,504 Class A Ordinary Shares	海南省澄迈县老城镇高新技术产业示范区海南生态软件园孵化楼四楼1001室
Hainan VRVI Capital Co., Limited	44,798 Class A Ordinary Shares	海南省三亚市海棠湾区亚太金融小镇A1区
Blue Sky Hydrogen (BVI) Ltd.	10,000 Class A Ordinary Shares	2525 ROCKWELL DR DAVIS，CA 95618